UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

FORESIGHT ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO 63102

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On April 18, 2016, Foresight Energy LLC (“FELLC”) and Foresight Energy LP (together with FELLC and certain subsidiaries of FELLC, the “Partnership”) entered into a Transaction Support Agreement (the “Support Agreement”), with certain of the lenders (the “Consenting Lenders”) under the Partnership’s Second Amended and Restated Credit Agreement dated as of  August 23, 2013 (the “Credit Agreement”), pursuant to which the Consenting Lenders have agreed (subject to the terms and conditions set forth therein) to support a proposed global restructuring of the Partnership’s indebtedness (the “Restructuring”), including a proposed amendment and restatement (the “Amendment”) of the Credit Agreement.

Terms of the Support Agreement and the Proposed Amendment and Restatement of the Credit Agreement.

Pursuant to the Support Agreement (subject to the terms and conditions set forth therein):

•

The parties have agreed to support and seek to consummate the Restructuring in a timely manner, including (subject to the negotiation of definitive terms and documentation) amending and restating the Credit Agreement to effect the following amendments set forth in the Amendment term sheet (the “Amendment Term Sheet”) (incorporated into the Support Agreement as Exhibit A thereto): (i) a $75 million reduction in aggregate lender commitments under the revolving credit facility (with an additional $25 million reduction to occur on December 31, 2016); (ii) a 1.00% increase in the interest rates applicable to borrowings under the Credit Agreement; (iii) the implementation of an “excess cash flow sweep” provision (to be applicable in the second half of 2016 and in 2017), requiring prepayment of the term loans thereunder with 50% of “excess cash flow” (to be defined in a manner consistent with the existing Credit Agreement definition, subject to any mutually agreed upon modifications); (iv) the amendment of the consolidated interest coverage ratio and senior secured leverage ratio financial covenants to make such covenants applicable to both the term loan facility and the revolving credit facility (instead of only the revolving credit facility); (v) the amendment of the senior secured leverage ratio applicable to the financial maintenance covenant to be as follows: (a) 3.8 to 1 through the end of 2016; (b) 4.0 to 1 during 2017; (c) 3.8 to 1 during 2018; (d) 3.5 to 1 during 2019; and (e) 3.25 to 1 during 2020; (vi) the prohibition of certain restricted payments in 2016, 2017 and the first six months of 2018 (or such later date as the revolving credit facility is refinanced) (subject to limited tax-related exceptions in 2017 and thereafter); (vii) the implementation of an “anti-hoarding” covenant, prohibiting borrowings under the revolving credit facility (other than letters of credit) when FELLC’s unrestricted cash exceeds $35 million; (viii) other amendments to the Credit Agreement for the purpose of implementing the other transactions contemplated in the proposed Restructuring; and (ix) other amendments to the covenants, representations and warranties, events of default and other provisions of the Credit Agreement described in the Amendment Term Sheet;

•

The Partnership has agreed with the Consenting Lenders that it will seek to enter into a transaction support agreement or similar agreement with holders of at least 66.67% of the principal amount of FELLC’s 7.875% Senior Notes due 2021 (the “Notes”) in support of the transactions contemplated in the proposed Restructuring on or before May 6, 2016;

•

The Consenting Lenders have agreed to a restriction on their right to transfer their claims under the Credit Agreement for so long as the Support Agreement is in effect unless the transferee agrees to be bound by the terms of the Support Agreement;

•

FELLC has agreed to pay each Consenting Lender (on the effective date of the proposed Amendment) an amendment fee in an aggregate amount (after giving effect to transactions contemplated in the proposed Restructuring) equal to 1.0% of the aggregate amount of revolving credit facility commitments of, and, without duplication, 1.0% of all loans, including term loans, owed to, such Consenting Lender under the Credit Agreement at such date (after giving effect to the revolving credit facility reduction);

•

The Consenting Lenders have agreed that as of the effective date of the Amendment of the Credit Agreement, the Consenting Lenders will waive defaults and events of default under the Credit Agreement specified in: (i) the Notice of Events of Default and Reservation of Rights dated December 9, 2015; (ii) the notice of payment default dated February 16, 2016; (iii) the Compliance Certificate dated March 23, 2016 for the period ending December 31, 2015; and (iv) any other defaults or events of default continuing immediately prior to the consummation of the transactions contemplated in the proposed Restructuring; and

•

The Support Agreement may be terminated: (i) at any time by mutual consent of the parties; (ii) automatically upon: (a) the commencement of a voluntary bankruptcy proceeding of the Partnership or the Partnership consenting to the appointment of a liquidator or receiver; (b) failure to consummate the transactions contemplated by the Support

Agreement on or before July 15, 2016; or (c) failure to consummate the transactions contemplated by the Support Agreement by an outside date of November 4, 2016; (iii) automatically after three business days upon (a) the commencement of an involuntary bankruptcy proceeding against the Partnership; (b) the Partnership’s proposal or support of a proposal to pursue an alternative restructuring; (c) the Partnership failing to enter into a transaction support agreement or similar agreement with holders of at least 66.67% of the principal amount of the Notes on or before May 6, 2016; (d) notice from the Administrative Agent regarding a payment default under the Credit Agreement; or (e) the termination or expiration of the forbearance agreement dated January 27, 2016 (as amended) relating to Foresight Receivables LLC’s receivables financing agreement or the termination or expiration of any other transaction support agreement or similar agreement entered into by the Partnership in support of the Restructuring; or (iv) upon three business days’ notice upon: (a) any deviation from the material terms of the transactions contemplated by the Support Agreement in any definitive document for the Restructuring that is adverse to the Consenting Lenders or a material breach by the Partnership of the Support Agreement; (b) any material breach by the Partnership of its obligations under the Support Agreement that are not cured; (c) the termination or expiration of the forbearance agreement dated December 18, 2015 (as amended) with certain holders of the Notes; (d) the occurrence of an Event of Default under the Credit Agreement (other than a payment default or in respect of financial covenants); and (e) a final, non-appealable governmental or regulatory order materially preventing or prohibiting the transactions contemplated by the Support Agreement in a way that cannot be reasonably remedied by the parties.  Certain of the foregoing termination events may be waived or modified by a majority of the Consenting Lenders; other termination events, including the outside date of November 4, 2016, may not be waived or modified without the consent of each Consenting Lender.

Terms of the Proposed Restructuring.

The proposed Restructuring (of which the foregoing proposed Amendment forms a component) consists of a series of proposed transactions which are the subject of ongoing negotiations amongst the various stakeholders of the Partnership and its affiliates and which are set forth in the proposed Restructuring term sheet (the “Restructuring Term Sheet”) (incorporated into the Support Agreement as Exhibit B thereto), including (among other things) the following additional proposed transactions:

•

The proposed purchase by investors in Foresight Reserves LP of up to $106 million aggregate principal amount of outstanding Notes currently held by non-affiliates of the Partnership, in a cash tender offer at a price equal to 100% of the principal amount thereof;

•

The proposed exchange (the “Notes Exchange”) of the outstanding Notes for: (i) up to $300 million aggregate principal amount of second-lien senior convertible PIK notes (with a term no greater than one year and a 15.0% per annum PIK coupon); and (ii) up to $300 million aggregate principal amount of second-lien senior secured notes due August 2021 (with a a 9.0% per annum cash coupon for the first two years, a 10.0% per annum cash coupon thereafter plus an additional 1.0% per annum PIK coupon), of which approximately $180 million in aggregate principal amount would be issued to the Partnership’s principal equityholders in exchange for Notes held (or purchased from other holders of the Notes in the tender offer described above) by such equityholders; with each such class of proposed new notes to have covenants and events of default substantially similar to the Notes (subject to revisions to implement the second-lien nature of such notes).  The second-lien senior convertible PIK notes, if not redeemed under the circumstances described in the Restructuring Term Sheet by their maturity date, will convert into 75% of the fully diluted equity of the Partnership (in the form of common units).  If the second-lien senior convertible PIK notes are redeemed under the circumstances described in the Restructuring Term Sheet by their maturity date, the Partnership will issue warrants to purchase up to 7.5% of the Company’s common equity (in the form of common units).  Additional proposed terms of the second-lien senior convertible PIK notes and second-lien senior secured notes due 2021 are described in the Restructuring Term Sheet;

•	Certain proposed amendments and waivers to Foresight Receivables LLC’s receivables financing agreement to (among other things) address existing defaults;
•	The proposed execution of a new intercreditor agreement among the first-lien creditors and the proposed new second-lien creditors;
•	The proposed execution of one or more release agreements among the Partnership, its principal equityholders and holders of the Notes;

•

Certain proposed operational and corporate governance changes, including the appointment of a Chief Financial Officer of the Partnership’s general partner that is not affiliated with its significant equityholders, the appointment of a board observer mutually agreed upon by the holders of the Notes and the Partnership and the establishment of a “Synergy and Conflicts Committee” tasked with review and oversight of affiliate transactions; and

•

Proposed modifications or amendments to the Partnership’s other operational or financing documents, including equipment financings, as may be necessary to address existing defaults and/or events of default and permit the other proposed Restructuring transactions.

The foregoing descriptions of the Support Agreement, the Amendment Term Sheet and the Restructuring Term Sheet are qualified in their entirety by reference to the full text of the Support Agreement (including the Amendment Term Sheet and the Restructuring Term Sheet, which are included as Exhibits A and B thereto, respectively), filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The negotiations between the Partnership and its affiliates and the creditors, equityholders and other stakeholders of the Partnership concerning the terms of the proposed Restructuring transactions are ongoing and are not finalized. Accordingly:

•

The holders of the Notes are not party to the Support Agreement and have not approved nor agreed (either implicitly or explicitly) to the terms of the proposed Notes Exchange contemplated as part of the proposed Restructuring, nor have they agreed to the terms of any other proposed Restructuring transactions, nor are they bound to take (or refrain from taking) any actions as a result of the effectiveness of the Support Agreement;

•

The equityholders of the Partnership are not party to the Support Agreement.  While the principal equityholders of the Partnership support the transactions contemplated by the Restructuring Term Sheet, certain key terms remain subject to further negotiation and are not yet agreed upon.  The equityholders of the Partnership are not bound to take (or refrain from taking) any actions as a result of the effectiveness of the Support Agreement; and

•

The other creditors and stakeholders of the Partnership and its affiliates who are not party to the Support Agreement have not approved nor agreed (either implicitly or explicitly) to the terms of the Support Agreement, the Amendment Term Sheet, the Restructuring Term Sheet or the Restructuring transactions contemplated thereby, nor are they bound to take (or refrain from taking) any actions as a result of the effectiveness of the Support Agreement.

There can be no assurances that any of the foregoing parties to whom such Restructuring transactions have been proposed will agree to the terms of any such transactions in accordance with the terms described herein, if at all.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning the proposed Restructuring described herein are based on the current state of the ongoing related negotiations.

The successful consummation of the transactions contemplated by the Support Agreement, which are currently being negotiated with various stakeholders as part of the proposed Restructuring, are subject to various conditions, including the successful negotiation of definitive documentation and other conditions that are not within the control of the Partnership or its affiliates. There can be no assurances that the Partnership or any of its affiliates will be able to successfully negotiate or implement any of the proposed Restructuring transactions contemplated by the Support Agreement, or if they are able to do so, that such negotiation or implementation will be consistent with the terms described herein.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 15, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1

Transaction Support Agreement, dated as of April 18, 2016, by and among Foresight Energy

LLC, certain of its subsidiaries, Foresight Energy LP and the banks and financial institutions from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foresight Energy LP
By: Foresight Energy GP LLC, its general partner

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

Date: April 18, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1

Transaction Support Agreement, dated as of April 18, 2016, by and among Foresight Energy

LLC, certain of its subsidiaries, Foresight Energy LP and the banks and financial institutions from time to time party thereto.